UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                                  June 30, 2009

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32203	33-0564370
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Boulevard
Suite 400
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                         (310) 943-4500

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), Bank of America, N.A., as administrative agent, and certain lenders are parties to a First Lien Credit Agreement dated as of August 8, 2007, as amended (the “First Lien Loan Agreement”).  The Company, SP CA Finance LLC, as administrative agent, and certain lenders are parties to a Second Lien Credit Agreement dated as of August 8, 2007, as amended (the “Second Lien Loan Agreement” and together with the First Lien Loan Agreement, the “Loan Agreements”).

On June 30, 2009, the Company entered into a fourth amendment with the lenders under the First Lien Loan Agreement (the “First Lien Amendment”) and a fourth amendment with the lenders under the Second Lien Loan Agreement (the “Second Lien Amendment”).  On that date, the Company also entered into an amendment of, and a waiver of any and all existing events of default under, the ISDA Master Agreement dated as of May 16, 2007, as amended, by and between Bank of America, N.A. and the Company (the “Swap Agreement”), which agreement provided the Company with interest rate swaps intended to protect the Company against the risk of interest rate fluctuations under the Loan Agreements (such amendment and waiver related to the Swap Agreement together with the Second Lien Amendment and the First Lien Amendment, the “Amendments”).

The Amendments are the result of discussions between the Company and its lenders under the Loan Agreements (the “Lenders”) which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2009 (the “March 8-K”), the amendments of that report pursuant to the Form 8-K/A filed with the Commission on April 3, 2009 and the Form 8-K/A filed with the Commission on June 12, 2009 (together, the “8-K/As”), and the Company’s Current Report on Form 8-K filed with the Commission on April 23, 2009 (the “April 8-K”).  As described in the March 8-K and the 8-K/As, the Lenders had deemed the Company in default of a requirement under the two credit facilities regarding the sale of certain of the Company’s business units (the “Specified Business Units”) by a specified date.  Additionally, as described in the April 8-K, the Lenders had deemed the Company in default of certain covenants and upcoming delivery requirements due to the Company’s increased ownership interest in Brotman Medical Center, Inc. (“Brotman”) effective April 14, 2009.  While the Company continued to strongly dispute the Lenders’ characterization of such matters, the parties engaged in discussions that led to the resolution reflected in the Amendments.

As further described below, the Amendments include waivers of certain alleged events of default and covenants and the revision of certain financial covenants and other provisions of the Loan Agreements and the Swap Agreement.  The following is a brief summary of the material terms of the Amendments:

Waivers of Events of Default

The Amendments provide for the waiver of any existing event of default related to the fact that the Specified Business Units were not sold by a specified date or related to the Company’s increased ownership of Brotman.

Interest Rate

Pursuant to the Amendments, all borrowings under the two credit facilities have ceased incurring interest at the default rates provided in the Loan Agreements.  All such borrowings are now accruing interest at the base rate set forth in the Loan Agreements.

Termination of Letter Agreements

Under the Amendments, the Lenders have completely waived any required sale of the Specified Business Units.  For each of the two credit facilities there are seven letter agreements between the Company and the Lenders which were attached as exhibits to the 8-K/A (the “Letter Agreements”).  The Letter Agreements set forth the above mentioned requirements regarding the Company’s sale of the Specified Business Units.  Upon the execution of the Amendments, each of the Letter Agreements was terminated and is no longer of any force or effect.

Refinancing

The Amendments provide that the Company must pay off the two credit facilities no later than October 31, 2009 (a “Refinancing”).  Any amounts repaid by a Refinancing will not be subject to any prepayment premium under the first lien credit facility, but will be subject to a reduced prepayment premium under the second facility as provided in the Second Lien Amendment.  If the Company fails to complete a Refinancing by the required date, such failure will be deemed an immediate event of default under the Loan Agreements, as amended, and the Company will be required to prepay $5,000,000 to the Lenders using its excess cash and the Lenders will have the right to exercise certain other rights and remedies under the Loan Agreements (including, without limitation, termination of the credit facilities).

Excess Cash Flow Sweep

The Amendments provide that, whether or not it would have otherwise been required, the Company will not be required to make any payment to the Lenders in connection with excess cash flow generated by the Company in fiscal year 2007.

Investments

Pursuant to the First Lien Amendment, the Company is now allowed to make investments in an aggregate amount of $3,000,000 during any fiscal year.  The Second Lien Amendment provides that the Company is now allowed to make investments in an aggregate amount of $3,500,000 during any fiscal year.  The Amendments increased the investment cap for each credit facility by $1,000,000 from their previous limitations of $2,000,000 and $2,500,000, respectively.

Covenants

Under the Loan Agreements, the Company is required to maintain a minimum consolidated EBITDA.  Prior to the Amendments, the Company was required to meet increasing minimum EBITDA targets set forth in tables within each agreement.  Pursuant to the Amendments, the minimum consolidated EBITDA requirement was fixed, for each twelve-month period ending after the effective date of the Amendments, at $32,000,000 for the first lien credit facility and $31,000,000 for the second lien credit facility.  If the Specified Business Units are sold prior to a Refinancing, the required minimum EBITDA will be automatically adjusted to account for the change.

Swap Agreement

The amendment and waiver related to the Swap Agreement provides that the above designated alleged events of default under the Loan Agreements will not trigger an event of default under the Swap Agreement.  They also provide that the Swap Agreement will terminate upon a Refinancing or other termination of the Loan Agreements, unless the Loan Agreements are replaced with another loan facility acceptable to Bank of America, N.A.

Fees

The Company did not pay any fees to the Lenders in connection with the Amendments.

Additional Information

Additional information is provided in the press release of Prospect Medical Holdings, Inc. filed herewith and incorporated herein.  Additionally, each of the four agreements dated June 30, 2009 that are referenced in this Form 8-K are filed as exhibits hereto.

Item 9.01.              Financial Statements and Exhibits

(d)                                    Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release of Prospect Medical Holdings, Inc., dated June 30, 2009
99.2	Fourth Amendment and Waiver to First Lien Credit Agreement, dated June 30, 2009
99.3	Fourth Amendment and Waiver to Second Lien Credit Agreement, dated June 30, 2009
99.4	Third Amendment to the ISDA Master Agreement, dated June 30, 2009
99.5	Waiver Letter to ISDA Master Agreement, dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

June 30, 2009	By:	/s/ Mike Heather
Name: Mike Heather
Title: Chief Financial Officer